Exhibit 99.1

Zura Bio Reports Third Quarter 2025 Financial Results and Recent Corporate Updates

•	Continued advancement of two Phase 2 clinical trials evaluating tibulizumab in hidradenitis suppurativa (HS) (TibuSHIELD) and systemic sclerosis (SSc) (TibuSURE), with topline data expected in the second half of 2026.

•	Reported $139.0 million in cash and cash equivalents as of September 30, 2025, which is expected to fund planned operations through 2027.

HENDERSON, Nev. – (BUSINESS WIRE) – November 13, 2025 – Zura Bio Limited (Nasdaq: ZURA) (“Zura Bio” or the “Company”), a clinical-stage, multi-asset immunology company developing novel dual-pathway antibodies for autoimmune and inflammatory diseases, today reported financial results for the third quarter ended September 30, 2025, and provided recent corporate and pipeline updates.

“Both tibulizumab studies advanced during the quarter,” said Kiran Nistala, MBBS, PhD, Chief Medical Officer and Head of Development at Zura Bio. “We continue to focus on disciplined study execution and patient enrollment across these important disease areas, with the aim of generating meaningful data.”

PROGRAM UPDATES

Tibulizumab

During the third quarter of 2025, Zura Bio continued to advance its two ongoing Phase 2 studies of tibulizumab, a bispecific antibody designed to neutralize interleukin-17A (IL-17A) and B-cell activating factor (BAFF), key mediators of inflammation and fibrosis.

•	TibuSHIELD (HS): The Phase 2 clinical trial in adults with HS progressed as planned. Topline data are expected in the third quarter of 2026.

•	TibuSURE (SSc): The Phase 2 clinical trial in adults with SSc continued to advance during the quarter. Topline data are expected in the fourth quarter of 2026.

The Company continues to monitor timelines and evaluate strategy for both studies in light of the competitive landscape for patient enrollment and other external factors, including those that may impact regulatory matters and overall study execution.

THIRD QUARTER 2025 FINANCIAL RESULTS

Cash Position

As of September 30, 2025, Zura Bio had cash and cash equivalents of $139.0 million. The Company anticipates that its existing cash and cash equivalents should be sufficient to support operations as currently planned through 2027.

Research and Development (R&D) Expenses

R&D expenses were $11.9 million for the third quarter of 2025, compared to $6.0 million for the same period in 2024, primarily reflecting continued advancement of the tibulizumab Phase 2 clinical trials.

General and Administrative (G&A) Expenses

G&A expenses were $7.6 million for the third quarter of 2025, compared to $13.3 million for the same period in 2024, driven mainly by a one-time non-cash expense in share-based compensation in the third quarter of 2024.

Net Loss

Net loss for the third quarter of 2025 was $20.0 million, or $0.21 per share, compared to $22.9 million, or $0.26 per share, for the same period in 2024.

ABOUT ZURA BIO

Zura Bio is a clinical-stage, multi-asset immunology company dedicated to developing novel dual-pathway antibodies for autoimmune and inflammatory diseases with unmet needs. The Company’s pipeline includes dual-pathway product candidates designed to target key mechanisms of immune system imbalance, with the goal of improving efficacy, safety, and dosing convenience for patients.

Zura Bio’s lead product candidate, tibulizumab (ZB-106), is currently being evaluated in two Phase 2 clinical studies in adults, including TibuSURE for systemic sclerosis and TibuSHIELD for hidradenitis suppurativa. Additional product candidates, crebankitug (ZB-168) and torudokimab (ZB-880), have completed Phase 1/1b studies and are being evaluated for their potential across a range of autoimmune and inflammatory conditions.

For more information, please visit www.zurabio.com.

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” “strategy,” “future,” “opportunity,” “would,” “seem,” “seek,” “outlook,” “goal,” “mission,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. Forward-looking statements in this release include, but are not limited to, statements regarding: Zura Bio’s forecasts, including with respect to its cash resources; Zura Bio’s expectations regarding funding, operating and working capital expenditures, business strategies and objectives; expectations with respect to Zura Bio’s development programs, including its product candidates and the potential benefits thereof, data readouts, regulatory matters, clinical trials and the design and timing thereof. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by an investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual events are difficult or impossible to predict and could differ materially from those expressed or implied in such forward-looking statements, as a result of these risks and uncertainties, which include, but are not limited to: Zura Bio’s expectations regarding its product candidates and their related benefits, and Zura Bio’s beliefs regarding competing product candidates and products both in development and approved, may not be achieved; Zura Bio’s vision and strategy may not be successful; the timing of key events and initiation of Zura Bio’s studies, regulatory matters and release of clinical data may take longer than anticipated or may not be achieved at all; the potential general acceptability and maintenance of Zura Bio’s product candidates by regulatory authorities, payors, physicians, and patients may not be achieved; Zura Bio’s ability to attract and retain key personnel; Zura Bio’s expectations with respect to its future operating expenses, capital requirements and needs for additional financing may not be achieved; Zura Bio has not completed any clinical trials, and has no products approved for commercial sale; Zura Bio has incurred significant losses since inception, and expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future; Zura Bio requires substantial additional capital to finance its operations, and if it is unable to raise such capital when needed or on acceptable terms, Zura Bio may be forced to delay, reduce, and/or eliminate one or more of its development programs or future commercialization efforts; Zura Bio may be unable to renew existing contracts or enter into new contracts; Zura Bio relies on third-party contract development manufacturing organizations for the manufacture of clinical materials; Zura Bio relies on contract research organizations, clinical trial sites, and other third parties to conduct of its preclinical studies and clinical trials; Zura Bio may be unable to obtain regulatory approval for its product candidates, and there may be related restrictions or limitations of any approved products; Zura Bio may be unable to successfully respond to general economic and geopolitical conditions; Zura Bio may be unable to effectively manage growth; Zura Bio faces competitive pressures from other companies worldwide; Zura Bio may be unable to adequately protect its intellectual property rights; and other factors set forth in documents filed, or to be filed by Zura Bio, with the Securities and Exchange Commission (SEC), including the risks and uncertainties described in the “Risk Factors” section of Zura Bio’s Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by Zura Bio’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 and other filings with the SEC. These risks and uncertainties may be amplified by health epidemics or other unanticipated global disruption events, which may continue to cause economic uncertainty. Zura Bio cautions that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Zura Bio gives no assurance that it will achieve its expectations. Zura Bio does not undertake or accept any obligation to update any forward-looking statements, except as required by law.

ZURA BIO LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$139,017	$176,498
Prepaid expenses and other current assets	3,275	2,246
Total current assets	142,292	178,744
Property and equipment, net	131	91
Other assets	1,512	698
Total assets	$143,935	$179,533

Liabilities, Redeemable Noncontrolling Interest and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$25,491	$19,514
Total current liabilities	25,491	19,514
Total liabilities	25,491	19,514

Commitments and contingencies (Note 9)

Redeemable noncontrolling interest	8,660	11,663

Shareholders’ Equity
Preferred shares, $0.0001 par value, 1,000,000 shares authorized as of September 30, 2025 and December 31, 2024; no shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Class A Ordinary Shares, $0.0001 par value; 300,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 65,018,058 and 65,297,530 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	7	7
Additional paid-in capital	315,608	302,705
Accumulated deficit	(207,372)	(155,897)
Total Zura Bio Limited shareholders’ equity	108,243	146,815
Noncontrolling interest	1,541	1,541
Total shareholders’ equity	109,784	148,356
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$143,935	$179,533

ZURA BIO LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$11,948	$6,029	$31,126	$15,161
General and administrative	7,571	13,290	25,709	24,296
Total operating expenses	19,519	19,319	56,835	39,457
Loss from operations	(19,519)	(19,319)	(56,835)	(39,457)
Other (income)/expense, net:
Interest income	(1,526)	(2,461)	(5,060)	(5,872)
Change in fair value of private placement warrants	—	3,866	—	5,240
Other expense/(income), net	47	(22)	(300)	(47)
Total other (income)/expense, net	(1,479)	1,383	(5,360)	(679)
Loss before income taxes	(18,040)	(20,702)	(51,475)	(38,778)
Income tax benefit	—	—	—	—
Net loss	(18,040)	(20,702)	(51,475)	(38,778)
Accretion of redeemable noncontrolling interest to redemption value	(2,828)	(2,240)	(2,828)	(4,577)
Adjustment of redeemable noncontrolling interest	831	—	831	7,017
Net loss attributable to Class A Ordinary Shareholders of Zura	$(20,037)	$(22,942)	$(53,472)	$(36,338)
Net loss per share attributable to Class A Ordinary Shareholders of Zura, basic and diluted	$(0.21)	$(0.26)	$(0.57)	$(0.52)
Weighted-average Class A Ordinary Shares used in computing net loss per share attributable to Class A Ordinary Shareholders of Zura, basic and diluted	94,564,632	87,335,667	93,941,675	69,778,401

CONTACTS

Megan K. Weinshank

Head of Corporate Affairs

ir@zurabio.com